UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2008

KAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97201	98-0360062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Trade Center 14th Floor Jl. Jenderal Sudirman Kav. 29-31 Jakarta, Indonesia	12920
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (62) 21 5211110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2008, KAL Energy, Inc., or the Company, entered into a Compensation Agreement with William Bloking, the Company’s President and Chairman of the board of directors, to change his compensation for his services. The Company will decrease Mr. Bloking’s cash compensation from $300,000 per annum to zero dollars per annum and in exchange compensate Mr. Bloking with a grant of shares of the Company’s common stock equal in value to the previous cash compensation at the prevailing market rate.

On December 10, 2008, the Company entered into an Amendment to the Employment Agreement with Andrew Caminschi, its Senior Vice President of Business Development and a member of the Company’s board of directors, to change his compensation for his services as an officer of the Company. The Company will decrease Mr. Caminschi’s cash compensation from $180,000 per annum to $120,000 per annum and in exchange compensate Mr. Caminschi with a grant of shares of the Company’s common stock equal in value to the previous cash compensation at the prevailing market rate. The other terms of Mr. Caminschi’s employment with the Company, as set forth in an Employment Agreement, dated as of October 1, 2008, between the Company and Mr. Caminschi, have not changed.

On December 5, 2008, Jorge Nigaglioni notified the Company that he intends to resign as Chief Financial Officer of the Company effective as of December 31, 2008. Mr. Nigaglioni is resigning for personal reasons and not as a result of any disagreement with the Company (as defined in Rule 3b-7 under the Securities Exchange Act of 1934) on any matter relating to the Company’s operations, policies or practices. Mr. Caminschi will assume the role of Chief Financial Officer for the Company, effective December 31, 2008.

On December 5, 2008, Antonio Varano notified the Company that he intends to resign as a member of the Company’s board of directors effective as of December 31, 2008. Mr. Varano is resigning for personal reasons and not as a result of any disagreement with the Company (as defined in Rule 3b-7 under the Securities Exchange Act of 1934) on any matter relating to the Company’s operations, policies or practices. The Company will not immediately appoint a new director to fill the vacant position.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Amendment to Employment Agreement, dated as of December 10, 2008, by and between KAL Energy, Inc. and Andrew Caminschi.†
10.2	Compensation Agreement, dated as of December 10, 2008, by and between KAL Energy, Inc. and William Bloking. †
  † Indicates management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAL ENERGY, INC.

December 10, 2008	By:	/s/ William Bloking
William Bloking
President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment to Employment Agreement, dated as of December 10, 2008, by and between KAL Energy, Inc. and Andrew Caminschi.†
10.2	Compensation Agreement, dated as of December 10, 2008, by and between KAL Energy, Inc. and William Bloking.†
  † Indicates management contract or compensatory plan or arrangement